Exhibit 99.1

Veritas Farms, Inc. Appoints Michael D. Pelletier as Chief Financial Officer

Fort Lauderdale, Florida - April 23, 2019 - Veritas Farms, Inc. (OTCQB: VFRM), a vertically-integrated agribusiness focused on the production of full spectrum hemp extracts with naturally occurring cannabinoids, is pleased to announce the appointment of Michael D. Pelletier as its Chief Financial Officer. Mr. Pelletier will report to CEO Alexander M. Salgado and be responsible for Veritas Farms’ corporate finance, accounting, audit, tax, and administrative functions.

Michael Pelletier has over 35 years of experience in accounting and financial reporting, most recently as Chief Financial Officer of Inter-Continental Cigar Corp. (ICCC), a South Florida-based global cigar manufacturing and distribution firm, for over 20 years, from 1997 until joining the Company. His responsibilities at ICCC included inventory management, sales control, customer service, finance, annual audits, budgets, quarterly forecasts, state and federal licensing as well as assuring required compliance and filings.

Prior to his long career in the cigar industry, Mr. Pelletier held other senior accounting and finance roles, including Assistant Controller of Gold Coast Media, a Miami-based direct marketing firm from 1995 to 1997, and Controller - Southeast of Hunter Douglas, Inc., a global leader in the window covering industry from 1990 to 1995. Earlier in his career, Mr. Pelletier spent more than 4 years with Pelletier & Veal CPA’s, an Atlanta-based public accounting firm where he performed write-up, tax, compilation and review work for small and medium size businesses in diverse industries. He holds a Bachelor of Business Administration (Accounting) degree from Florida Atlantic University.

“We are extremely pleased to welcome Michael to Veritas Farms. We believe his background, experience and seasoned leadership approach will be a positive addition as Veritas continues to execute on its production, manufacturing, and distribution growth strategies within the rapidly expanding market for premium quality hemp extract products,” commented Alexander M. Salgado, CEO and co-founder of Veritas Farms. “He brings to Veritas over 35 years of increasing responsibilities and disciplined financial leadership with proven expertise in accounting, tax, audit, financial planning & analysis, banking and capital market transactions.”

Veritas Farms™ brand products can be found at several leading online and brick-and-mortar retailers across the United States, including select CVS Pharmacy stores.

For additional information regarding Veritas Farms, Inc. and to purchase product online, visit www.theveritasfarms.com.

About Veritas Farms, Inc.

Veritas Farms, Inc. (OTCQB: VFRM) is a vertically integrated agribusiness focused on producing superior quality, whole plant, full spectrum hemp oils and extracts containing naturally occurring cannabinoids. The Company currently operates a 140-acre farm and production facilities in Pueblo, Colorado, and is registered with the Colorado Department of Agriculture to grow industrial hemp. The Company markets and sells products under its Veritas Farms™ brand and manufactures private label products for a number of leading distributors and retailers.

Veritas Farms™ brand full spectrum hemp extract products include vegan capsules, tinctures, formulations for sublingual applications and infused edibles, lotions, salves, and oral syringes in a variety of size formats and flavors. All Veritas Farms™ brand products are third-party laboratory tested for strength and purity. The Company files periodic reports with the Securities and Exchange Commission, which can be viewed at www.sec.gov.

For additional information and online product purchase, visit www.theveritasfarms.com.

Veritas Farms, Inc. - Investor Contact

Toll-Free: (888) 549-7888

E-mail: ir@theveritasfarms.com

Veritas Farms, Inc. - Social Media

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LinkedIn: www.linkedin.com/company/veritasfarms/

Twitter: www.twitter.com/theveritasfarms

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including those with respect to the Company’s mission statement and growth strategy, are “forward-looking statements.” Although the Company’s management believes that such forward-looking statements are reasonable, it cannot guarantee that such expectations are, or will be, correct. These forward-looking statements involve many risks and uncertainties, which could cause the Company’s future results to differ materially from those anticipated. Potential risks and uncertainties include, among others, general economic conditions and conditions affecting the industries in which the Company operates; the uncertainty of regulatory requirements and approvals; and the ability to obtain necessary financing on acceptable terms or at all. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update any of the information contained or referenced in this press release.